SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                Date of Report (Date of earliest
               event reported):  January 14, 1994



                     DOW CORNING CORPORATION
                     -----------------------
     (Exact name of registrant as specified in its charter)



   Michigan                 1-7518               38-0495575
- ---------------          ------------        -------------------
(State or other          (Commission            (IRS Employer
jurisdiction of          file number)        Identification No.)
incorporation)



2200 West Salzburg Road, Midland, Michigan        48686-0994
- ------------------------------------------        ----------
 (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (517)496-4000
                                                    -------------




                        Page 1 of 3 pages

ITEM 5.  OTHER EVENTS
- ---------------------

     The following is the text of a press release issued by Dow Corning Corporation on January 14, 1994:


DOW CORNING ANNOUNCES CHARGE FOR FOURTH QUARTER 1993
- ----------------------------------------------------

     MIDLAND, Mich. - Dow Corning Corp. announced today that it will take a pre-tax charge of $640 million ($415 million after tax) for the fourth quarter of 1993. This charge includes the company's best current estimate of its potential liability for breast implant litigation based on current settlement negotiations, and also includes provisions for legal, administrative and research costs related to breast implants, for a total of $1.24 billion less expected insurance recoveries of $600 million. Where appropriate under accounting rules, amounts have been determined on a present value basis.

     Management believes that the company will generate the financial liquidity required to meet ongoing operational needs and to participate in the settlement currently being negotiated. This belief is based on management's estimate of future operational cash flows, its assessment that recovery of substantial amounts of settlement obligations from its insurance carriers is probable and its evaluation of current financing arrangements.

     As breast implant litigation settlement negotiations continue, additional facts and circumstances may develop which may require the company to revise the current estimate or to record additional provisions. Future charges resulting from any revisions or provisions, if required, could have a material adverse effect on Dow Corning's financial position or results of operations in the period or periods in which such charges are recorded.

     "We are encouraged by the progress being made in the settlement negotiations," said Gary E. Anderson, executive vice president. "While no settlement agreement has been reached yet, we believe that a resolution can be found which will be in the best interests of all parties involved."



                              # # #





                        Page 2 of 3 pages


                           SIGNATURES
                           ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      DOW CORNING CORPORATION




Date:    January 14, 1994             R. A. Hazleton
       --------------------           ---------------------------
                                      R. A. Hazleton
                                      President and
                                      Chief Executive Officer




Date:    January 14, 1994             J. W. Churchfield
       --------------------           ---------------------------
                                      J. W. Churchfield
                                      Vice President for Planning
                                      and Finance and Chief
                                      Financial Officer




















                        Page 3 of 3 pages